Exhibit 10.4

Final Form

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ASPIRATION, INC.[ASPIRATION PARTNERS, INC.]1

WARRANT TO PURCHASE COMMON STOCK

No. [__]	[_________ __]

THIS CERTIFIES THAT, for value received, [_________] or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (as defined below) from Aspiration, Inc. [Aspiration Partners, Inc.], a Delaware corporation (the “Company”), a number of shares of the common stock of the Company (the “Common Stock”) up to the Aggregate Warrant Share Amount (as defined below), subject to the provisions and upon the terms and conditions set forth in this Warrant. This Warrant will terminate on the date that is ten (10) years after the Vesting Commencement Date (as defined below) (the “Exercise Period”). This Warrant is issued in connection with that certain Series X Preferred Stock Purchase Agreement, dated [_____] (the “Vesting Commencement Date”), by and between the Company and the Holder (the “Purchase Agreement”).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Aggregate Warrant Share Amount” shall mean [_________]2 shares of Common Stock[; provided that, notwithstanding the foregoing, in the event the Company consummates a Qualified IPO on or prior to the date that is eighteen (18) months after the Outside Date, the Aggregate Warrant Share Amount shall instead mean a number of shares of Common Stock equal to six percent (6%) of the Fully Diluted Capitalization of the resulting publicly listed parent company (the “IPO Parent”) calculated as of immediately following the consummation of such Qualified IPO; provided further that the Aggregate Warrant Share Amount shall only be adjusted in accordance with the foregoing if the resulting Aggregate Warrant Share Amount is less than the initial Aggregate Warrant Share Amount (as adjusted for stock splits, recapitalizations and the like)].

(b) “Exercise Price” shall mean an amount per share equal to $0.01 (as adjusted for stock splits, recapitalizations and the like), subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

[1]	Note to Draft: Bracketed sections applicable in the post-termination of Merger Agreement context.
[2]

Note to Draft: To equal six percent (6%) or ten percent (10%) of the Fully Diluted Capitalization of the Company calculated as of immediately following the consummation of the SPAC Transaction or the Outside Date, as applicable.

(d) “Fully Diluted Capitalization” shall mean the number of shares of Common Stock then outstanding, assuming, without duplication, the exercise and conversion into Common Stock of all outstanding options, warrants and any other securities (including convertible preferred stock) or instruments of the Company that are convertible into Common Stock, but excluding this Warrant and any shares owned or held by or for the account of the Company or any of its subsidiaries.

(e) [“Outside Date” shall mean the date on which the Merger Agreement is terminated in accordance with its terms.]

(f) [“Qualified IPO” shall mean an initial public offering of securities of the Company (or IPO Parent), including via a merger, acquisition or other business combination involving the Company and a publicly traded special purpose acquisition company or other similar entity, registered under the Securities Act of 1933, as amended (an “IPO”), which results in at least $200,000,000 of gross proceeds to the Company (or IPO Parent) and implies a fully diluted equity valuation of the Company (or IPO Parent) of at least $2,000,000,000.]

2. EXERCISE OF WARRANT; VESTING. The vested portion of this Warrant may be exercised in whole or in part at any time during the Exercise Period, with respect to that portion of the Exercise Shares that have not been previously exercised, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price either (i) in cash or by check or wire transfer of immediately available funds, or (ii) other form of payment acceptable to the Company; and

(c) This Warrant.

Subject to the following paragraph, the Exercise Shares subject to this Warrant shall vest and become exercisable with respect to 1/36th of the Aggregate Warrant Share Amount every three (3) months following the Vesting Commencement Date until the earlier of (i) the nine (9) year anniversary of the Vesting Commencement Date or (ii) the Redemption Date (as defined in the Certificate of Designations (as defined in the Purchase Agreement)) (the “Vesting Period”); provided that (x) upon the Redemption Date, this Warrant shall vest through the end of the three (3) month period in which the Redemption Date occurs and any remaining unvested Exercise Shares shall be cancelled for no consideration; (y) if the Redemption Date occurs on or prior to the thirty (30) month anniversary of the Vesting Commencement Date, then this Warrant shall vest and become exercisable for 10/36th of the Aggregate Warrant Share Amount (inclusive of any Exercise Shares that have vested as of the Redemption Date) (the “Minimum Exercise Amount”) and any remaining unvested Exercise Shares shall be cancelled for no consideration; and (z) to the extent that less than all of the shares of Series X Preferred Stock are redeemed on the Redemption Date, then only a portion of the unvested Exercise Shares shall be cancelled for no consideration in an amount equal to the number of unvested Exercise Shares multiplied by the result of (A) the number of shares of Series X Preferred Stock are redeemed on the Redemption Date divided by (B) the number of shares of Series X Preferred Stock as of immediately prior to the redemption occurring on the Redemption Date.

The Holder may purchase up to all of the vested Exercise Shares (as adjusted as described in Section 5 below) at any time and from time to time following the date hereof. [If, following any purchase by the Holder of vested Exercise Shares, the Aggregate Warrant Share Amount is adjusted in accordance with the definition thereof, appropriate adjustment (as determined by the Company’s Board of Directors acting reasonably and in good faith) shall be made in the application of the provisions herein set forth with respect to the number of Exercise Shares that shall vest quarterly during the remainder of the Vesting Period to the end that this Warrant shall vest in equal quarterly amounts for an aggregate total vested amount (inclusive of all previously purchased Exercise Shares) equal to the Aggregate Warrant Share Amount as adjusted in accordance with the definition thereof.]

Upon the exercise of the rights represented by this Warrant, a certificate or certificates (including in electronic form) for the Exercise Shares so purchased, registered in the name of the Holder, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised. In the event the vested portion of this Warrant is not exercised in full, the Company may issue and deliver to the Holder a new Warrant or Warrants of like tenor, in the name of the Holder, if the Holder so designates, exercisable for the number of Exercise Shares equal to the total number of such Exercise Shares for which this Warrant is then exercisable minus the number of Exercise Shares for which this Warrant shall have been exercised.

The person or entity in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one Exercise Share is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash or other consideration (as contemplated by Section 2), the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of Exercise Shares computed using the following formula:

X = Y (A-B)

    A

Where X=	the number of Exercise Shares to be issued to the Holder
Y=	the number of Exercise Shares that are vested and purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)
A =	the fair market value of one Exercise Share (at the date of such calculation)
B =	Exercise Price (as adjusted to the date of such calculation)

As used herein, “fair market value” of an Exercise Share means, (i) if shares of Common Stock are then traded or quoted on a nationally recognized securities exchange, interdealer quotation system or over-the-counter market, the fair market value of a share shall be the volume weighted average price of a share of Common Stock reported for ten (10) trading days immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company [, (ii) if this Warrant is being exercised in connection with an IPO, then the per share offering price to the public of the IPO (or the per share price (expressed as a dollar value) payable in respect of each share of Common Stock if such IPO is in connection with a SPAC transaction)] or (ii)[(iii)] if this Warrant is being exercised in connection with a Change of Control (and not otherwise exercised pursuant to clause (i) above), then the per share price (expressed as a dollar value) payable in respect of each share of Common Stock in connection with such Change of Control. If this Warrant is being exercised in circumstances other than as set forth in clauses (i)[,][or] (ii) [or (iii)] of this paragraph, then “fair market value” shall mean the fair market value per share of the Common Stock as determined by the Company’s Board of Directors acting reasonably and in good faith.

3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities (other than the Series X Preferred Stock) for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall deliver to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring this Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of this Warrant and Exercise Shares the Holder is acquiring under this Warrant is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that this Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities in each case in a transaction that would require registration under the Act. The Holder has no such present intention.

(b) The Holder recognizes that the Company has no obligation to register this Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration, other than as otherwise agreed by the Holder and the Company.

(c) The Holder is an “accredited investor” as defined in Regulation D promulgated under the Act.

4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of this Warrant or Exercise Shares in any event unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement;

(ii) The Holder and the Company have otherwise agreed to the disposition of all or any part of this Warrant or Exercise Shares, including under a registration rights or similar agreement (and pursuant to and in accordance with such agreement); or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with, if reasonably requested by the Company, an opinion of counsel, reasonably satisfactory to the Company for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws. The Company agrees that it will not require an opinion of counsel with respect to transactions under Rule 144 of the Act, except in unusual circumstances.

(b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5. ADJUSTMENT FOR [IPO,] RECAPITALIZATIONS, ETC. In the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. Notwithstanding anything to the contrary herein, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall not be adjusted by reason of any stock dividends paid in kind on the Series X Preferred Stock. [In the event of the consummation of an IPO, this Warrant shall become exercisable for shares of the common stock of the resulting public parent entity (and all references herein to Common Stock shall be to the common stock of the resulting public parent entity).] The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant or the Exercise Price in accordance with this Warrant.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing in this Section 7 shall limit the right of Holder to be provided the notices required to be provided pursuant to the terms of this Warrant.

8. TRANSFER OF WARRANT. The Holder may not transfer all or part of this Warrant to any transferee without the prior written consent of the Company. Any subsequent transferee shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant applicable to the Holder, and Holder and any subsequent transferee shall have delivered (and at all times shall be eligible to deliver) to the Company a valid and duly executed IRS Form W-9.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended, waived or modified only with the written consent of the Company and the Holder. Any amendment, waiver or modification effected in accordance with this Section 10 shall be binding upon Holder, each future holder of this Warrant or the Exercise Shares and the Company.

11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on the signature page, or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13. NO IMPAIRMENT. The Company will not, by amendment of its organizational documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of Holder of this Warrant against impairment.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

15. COUNTERPARTS. This Warrant may be executed in two or more counterparts, which may be delivered by electronic transmission (including delivery of facsimile copies of signatures via email in PDF or similar readily accessible format), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. AUTOMATIC EXERCISE. In the event of, at any time during the Exercise Period, any capital reorganization, reclassification of the equity securities of the Company, consolidation or merger of the Company with or into another company or issuance of securities of the Company, if the holders of the voting securities of the Company that are outstanding immediately prior to the consummation of such transaction do not, immediately after the consummation of such transaction, hold voting securities that collectively possess at least a majority of the voting power of all the outstanding securities of the surviving entity of such transaction or such surviving entity’s parent entity, or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person (“Change of Control”), the Company shall provide to the Holder at least five (5) business days advance written notice of such Change of Control. If the Holder has not exercised this Warrant in full prior to, and the fair market value of one Exercise Share (as defined in Section 2.1) is greater than the Exercise Price as of, (a) the last day of the Exercise Period, then this Warrant shall (unless the Holder elects otherwise) automatically be deemed to be exercised pursuant to Section 2.1 (Net Exercise) as of immediately prior to such date as to all Exercise Shares for which it shall not previously have been exercised or (b) the consummation of a Change of Control in which all shares of Series X Preferred Stock are redeemed, then this Warrant shall, effective immediately prior to (and contingent upon the consummation of) such Change of Control, automatically be deemed on and as of such date to be exercised pursuant to Section 2.1 (Net Exercise) as to all vested Exercise Shares for which it shall not previously have been exercised and all unvested Exercise Shares shall be cancelled for no consideration (subject to the Minimum Exercise Amount). In connection with a Change of Control in which less than all of the shares of Series X Preferred Stock are redeemed, appropriate adjustment (as determined by the Company’s Board of Directors acting reasonably and in good faith) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Exercise Shares that Holder is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of common stock or other securities or other property thereafter deliverable upon the exercise of this Warrant following such Change of Control.

17. [MARKET STAND-OFF AGREEMENT. The Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 16 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 1% of the Company’s outstanding Common Stock (based on the number of shares of Common Stock then outstanding, assuming, without duplication, the exercise and conversion into Common Stock of all outstanding options, warrants and any other securities (including convertible preferred stock) or instruments of the Company that are convertible into Common Stock, but excluding shares owned or held by or for the account of the Company or any of its subsidiaries). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 16 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 16 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.]

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date set forth above.

ASPIRATION, INC.[ASPIRATION PARTNERS, INC.]

By:

Name:

Title:

Address:

Agreed and Accepted:

HOLDER:

[ ]

By:

Name:

Title:

Address:

E-mail:

EXHIBIT A

NOTICE OF EXERCISE

TO: ASPIRATION PARTNERS, INC.

(1) ☐ The undersigned hereby elects to purchase ________ shares of Common Stock of Aspiration, Inc.[Aspiration Partners, Inc.] (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase ________ shares of Common Stock of Aspiration, Inc.[Aspiration Partners, Inc.] (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates (including in electronic format) representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) Unless a current registration statement under the Securities Act of 1933, as amended, is in effect with respect to the securities to be issued upon exercise of this Warrant, or there is a valid exemption from registration of such securities, the Holder hereby confirms its investment intent as set forth in the Warrant with respect to such securities and acknowledges that the representations and warranties set forth in Section 4 of the Warrant as they apply to the undersigned continue to be true and correct as of this date.

(Date)	(Signature)

(Print name)

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and

supply required information, including an IRS Form W-9

from the assignee. Do not use this form to purchase

shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________, 20__

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant and/or the Holder’s signature page thereto, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.